                                                                     EXHIBIT 11
                                3D SYSTEMS CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                        PRIMARY AND FULLY DILUTED COMPUTATION


                                            Three Month Periods Ended                 Nine Month Periods Ended
                                      --------------------------------------  --------------------------------------
                                      September 29, 1995  September 27, 1996  September 29, 1995  September 27, 1996
                                      ------------------  ------------------  ------------------  ------------------
PRIMARY EARNINGS PER SHARE

Net income                                   $ 4,865,705         $ 1,015,404         $ 7,607,233         $ 2,937,715
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------
Applicable common and common
 stock equivalent shares:
  Weighted average number of shares
   of common stock outstanding
   during the period                          11,245,945          11,336,475           9,896,816          11,313,810

  Incremental number of shares
   outstanding during the period
   resulting from the assumed
   exercises of stock options and
   warrants                                      482,995             360,303             454,367             448,932
                                      ------------------  ------------------  ------------------  ------------------
  Weighted average number of shares
   of common stock and common stock
   equivalents during the period              11,728,940          11,696,778          10,351,183          11,762,742
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------
Primary earning per share                    $       .41         $       .09         $       .73         $       .25
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------
FULLY DILUTED EARNINGS PER SHARE

Net income                                   $ 4,865,705         $ 1,015,404         $ 7,607,233         $ 2,937,715
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------
Applicable common and common stock
 equivalent shares:
  Weighted average number of shares
   of common stock outstanding
   during the period                          11,245,945          11,336,475           9,896,816          11,313,810

  Incremental number of shares
   outstanding during the period
   resulting from the assumed
   exercises of stock options and
   warrants                                      483,010             360,303             472,279             449,541
                                      ------------------  ------------------  ------------------  ------------------
  Weighted average number of shares
   of common stock and common stock
   equivalents outstanding during the
   period                                     11,728,955          11,696,778          10,369,095          11,763,351
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------
Fully diluted earnings per share             $       .41         $       .09         $       .73         $        .25
                                      ------------------  ------------------  ------------------  ------------------
                                      ------------------  ------------------  ------------------  ------------------